EXHIBIT 23.4

CONSENT

We consent to the use of our name, or any quotation from, or summarization of the technical report summary entitled "S-K 1300 Preliminary Feasibility Study & Technical Report Summary - Yerington Copper Project", dated effective May 31, 2025 (the "TRS"), that we prepared, included or incorporated by reference in:

(i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the "10-K") of Lion Copper and Gold Corp. (the "Company") being filed with the United States Securities and Exchange Commission to which this consent is being filed as an exhibit, and any amendments thereto;

(ii) the Company's Form S-8 Registration Statement filed on January 17, 2025 (File No. 333-284326), and any amendments or supplements thereto;

(iii) the Company's Form S-8 Registration Statement filed on August 10, 2023 (File No. 333-273892), and any amendments or supplements thereto; and

(iv) the Company's Form S-1 Registration Statement filed on September 30, 2025 (File No. 333-290596), and any amendments or supplements thereto.

We further consent to the filing of the TRS as an exhibit to the 10-K.

SAMUEL ENGINEERING INC.

Per:	/s/ Michael McGlynn
Name: Michael McGlynn
Title: Industry Manager - Metals & Minerals

Dated: March 31, 2026